AMENDMENT NO. 29

TO THE FIRST RESTATED

MASTER DISTRIBUTION PLAN

(Class C Shares)

The First Restated Master Distribution Plan (the “Plan”), dated as of August 18, 2003, and as subsequently amended, and as restated the 20th day of September, 2006, pursuant to Rule 12b-1, is hereby amended, dated April 22, 2014, as follows:

WHEREAS, the parties desire to amend the Plan to add Invesco Global Infrastructure Fund, Invesco MLP Fund, Invesco Strategic Income Fund and Invesco Strategic Real Return Fund;

NOW THEREFORE, Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

“SCHEDULE A

TO

FIRST RESTATED

MASTER DISTRIBUTION PLAN

(CLASS C SHARES)

(DISTRIBUTION AND SERVICE FEES)

The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Class C Shares of each Portfolio designated below, a Distribution Fee* and a Service Fee determined by applying the annual rate set forth below as to the Class C Shares of each Portfolio to the average daily net assets of the Class C Shares of the Portfolio for the plan year. Average daily net assets shall be computed in a manner used for the determination of the offering price of the Class C Shares of the Portfolio.

AIM COUNSELOR SERIES TRUST (INVESCO COUNSELOR SERIES TRUST)	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolio - Class C Shares
Invesco Core Plus Bond Fund	0.75%	0.25%	1.00%
Invesco Floating Rate Fund	0.50%	0.25%	0.75%
Invesco Global Real Estate Income Fund	0.75%	0.25%	1.00%
Invesco Low Volatility Equity Yield Fund	0.75%	0.25%	1.00%
Invesco Strategic Real Return Fund	0.75%	0.25%	1.00%

AIM EQUITY FUNDS (INVESCO EQUITY FUNDS)	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolio - Class C Shares
Invesco Charter Fund	0.75%	0.25%	1.00%
Invesco Diversified Dividend Fund	0.75%	0.25%	1.00%
Invesco Summit Fund	0.75%	0.25%	1.00%

AIM FUNDS GROUP (INVESCO FUNDS GROUP)	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolio - Class C Shares
Invesco European Small Company Fund	0.75%	0.25%	1.00%
Invesco Global Core Equity Fund	0.75%	0.25%	1.00%

Invesco International Small Company Fund	0.75%	0.25%	1.00%
Invesco Small Cap Equity Fund	0.75%	0.25%	1.00%

AIM GROWTH SERIES (INVESCO GROWTH SERIES)	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolio - Class C Shares
Invesco Balanced-Risk Retirement Now Fund	0.75%	0.25%	1.00%
Invesco Balanced-Risk Retirement 2020 Fund	0.75%	0.25%	1.00%
Invesco Balanced-Risk Retirement 2030 Fund	0.75%	0.25%	1.00%
Invesco Balanced-Risk Retirement 2040 Fund	0.75%	0.25%	1.00%
Invesco Balanced-Risk Retirement 2050 Fund	0.75%	0.25%	1.00%
Invesco Global Low Volatility Equity Yield Fund	0.75%	0.25%	1.00%
Invesco Growth Allocation Fund	0.75%	0.25%	1.00%
Invesco Income Allocation Fund	0.75%	0.25%	1.00%
Invesco International Allocation Fund	0.75%	0.25%	1.00%
Invesco Mid Cap Core Equity Fund	0.75%	0.25%	1.00%
Invesco Moderate Allocation Fund	0.75%	0.25%	1.00%
Invesco Conservative Allocation Fund	0.75%	0.25%	1.00%
Invesco Small Cap Growth Fund	0.75%	0.25%	1.00%

AIM INTERNATIONAL MUTUAL FUNDS (INVESCO INTERNATIONAL MUTUAL FUNDS)	Minimum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolio - Class C Shares
Invesco Asia Pacific Growth Fund	0.75%	0.25%	1.00%
Invesco European Growth Fund	0.75%	0.25%	1.00%
Invesco Global Opportunities Fund	0.75%	0.25%	1.00%
Invesco Select Opportunities Fund	0.75%	0.25%	1.00%
Invesco Global Growth Fund	0.75%	0.25%	1.00%
Invesco Global Small & Mid Cap Growth Fund	0.75%	0.25%	1.00%
Invesco International Core Equity Fund	0.75%	0.25%	1.00%
Invesco International Growth Fund	0.75%	0.25%	1.00%

AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolio - Class C Shares
Invesco All Cap Market Neutral Fund	0.75%	0.25%	1.00%
Invesco Balanced-Risk Allocation Fund	0.75%	0.25%	1.00%
Invesco Balanced-Risk Commodity Strategy Fund	0.75%	0.25%	1.00%
Invesco China Fund	0.75%	0.25%	1.00%
Invesco Developing Markets Fund	0.75%	0.25%	1.00%
Invesco Emerging Market Local Currency Debt Fund	0.75%	0.25%	1.00%
Invesco Emerging Markets Equity Fund	0.75%	0.25%	1.00%
Invesco Global Health Care Fund	0.75%	0.25%	1.00%
Invesco Global Infrastructure Fund	0.75%	0.25%	1.00%
Invesco Global Market Neutral Fund	0.75%	0.25%	1.00%
Invesco Global Markets Strategy Fund	0.75%	0.25%	1.00%
Invesco Global Targeted Returns Fund	0.75%	0.25%	1.00%
Invesco International Total Return Fund	0.75%	0.25%	1.00%
Invesco Long/Short Equity Fund	0.75%	0.25%	1.00%

Invesco Low Volatility Emerging Markets Fund	0.75%	0.25%	1.00%
Invesco Macro International Equity Fund	0.75%	0.25%	1.00%
Invesco Macro Long/Short Fund	0.75%	0.25%	1.00%
Invesco MLP Fund	0.75%	0.25%	1.00%
Invesco Endeavor Fund	0.75%	0.25%	1.00%
Invesco Select Companies Fund	0.75%	0.25%	1.00%
Invesco Premium Income Fund	0.75%	0.25%	1.00%
Invesco Strategic Income Fund	0.75%	0.25%	1.00%

AIM INVESTMENT SECURITIES FUNDS (INVESCO INVESTMENT SECURITIES FUNDS)	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolio - Class C Shares
Invesco Global Real Estate Fund	0.75%	0.25%	1.00%
Invesco High Yield Fund	0.75%	0.25%	1.00%
Invesco Money Market Fund	0.65%	0.25%	0.90%
Invesco Real Estate Fund	0.75%	0.25%	1.00%
Invesco Short Term Bond Fund	0.40%	0.25%	0.65%
Invesco U.S. Government Fund	0.75%	0.25%	1.00%

AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)	Maximum Based Sales Charge	Asset Maximum Service Fee	Maximum Aggregate Fee
Portfolio - Class C Shares
Invesco Energy Fund	0.75%	0.25%	1.00%
Invesco Gold & Precious Metals Fund	0.75%	0.25%	1.00%
Invesco Technology Fund	0.75%	0.25%	1.00%
Invesco Dividend Income Fund	0.75%	0.25%	1.00%

*	The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable Portfolio (or Class thereof).”

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

April 22, 2014

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